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                                   EXHIBIT 23
                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the registration statement (No. 33-90026) on Form S-8 of Mercer International Inc. of our report dated March 12, 1999, relating to the balance sheets of Mercer International Inc. as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996, which report appears in the Annual Report of Form 10-K for the year ended December 31, 1998, of Mercer International Inc.


                                              /s/ PETERSON SULLIVAN P.L.L.C.

March 26, 1999
Seattle, Washington